Exhibit 99.1

Donegal Group Inc. Announces First Quarter 2017 Results

MARIETTA, Pa., April 19, 2017 (GLOBE NEWSWIRE) -- Donegal Group Inc. (NASDAQ:DGICA) (NASDAQ:DGICB) today reported its financial results for the first quarter of 2017.  Significant items included:

  Net income of $5.1 million, or 18 cents per diluted Class A share, for the first quarter of 2017, compared to $11.8 million, or 46 cents per diluted Class A share, for the first quarter of 2016
  8.5% increase in net premiums written to $184.5 million, reflecting organic growth in both personal and commercial lines
  Statutory combined ratio1 of 99.6% for the first quarter of 2017, compared to 92.1% for the first quarter of 2016
  Book value per share of $16.43 at March 31, 2017, compared to $16.21 at year-end 2016

	Three Months Ended March 31,
	2017	2016	% Change
	(dollars in thousands, except per share amounts)

Income Statement Data
Net premiums earned	$169,156	$158,475	6.7%
Investment income, net	5,755	5,547	3.8
Net realized investment gains	2,549	471	441.2
Total revenues	178,971	166,069	7.8
Net income	5,105	11,849	-56.9
Operating income	3,448	11,543	-70.1
Annualized return on average equity	4.6%	11.4%	-6.8	pts

Per Share Data
Net income – Class A (diluted)	$0.18	$0.46	-60.9%
Net income – Class B	0.17	0.42	-59.5
Operating income – Class A (diluted)	0.12	0.44	-72.7
Operating income – Class B	0.12	0.41	-70.7
Book value	16.43	16.29	0.9

1The “Definitions of Non-GAAP and Operating Measures” section of this release defines and reconciles data that the Company prepares on an accounting basis other than U.S. generally accepted accounting principles (“GAAP”).

Kevin G. Burke, President and Chief Executive Officer of Donegal Group Inc., noted, “Donegal Group reported strong organic growth, a higher return from our investment portfolio, and profitable operations in the first quarter of 2017, despite higher-than-expected losses related to severe storm activity in several of our marketing regions.  Our net premiums written increased by 8.5% compared to the prior-year first quarter. This increase reflected a continuation of strong growth in our commercial lines.  We achieved this growth in spite of reinsurance reinstatement premiums that reduced net premiums written for our homeowners line of business and our commercial multi-peril line of business by 4.5% and 2.5%, respectively, during the first quarter.  We strive to leverage our position as a trusted and well-recognized regional insurer to win market share, while we price our products appropriately in light of the current conditions within our industry.  We continue to implement appropriate premium rate increases that respond to increasing loss cost trends in our personal and commercial auto lines, with the expectation that these premium rate increases will contribute to higher premiums written and increased underwriting profitability over time.”

Mr. Burke continued, “We work with our independent agents who know their local markets well to integrate technology tools in every facet of our underwriting process, particularly for our auto products.  Companies, such as us, that have invested in telematics and predictive analytics to collect and evaluate information regarding specific risk characteristics in their underwriting processes have a clear advantage over those insurance carriers that are now just beginning to implement such practices.  We continue to further develop, refine and implement technology tools that will further enhance our underwriting and risk selection processes.  We remain dedicated to providing “best-in-class” technology that will enhance our services to our customers and our trusted network of independent agents.”

Mr. Burke concluded, “While a higher level of storm activity impacted our underwriting results in several of our marketing areas in the first quarter of 2017, we believe that the strength of our brand and our proven business strategies provide us with sustainable competitive advantages that will enable us to deliver higher returns in the future.”

Donald H. Nikolaus, Chairman of Donegal Group Inc., remarked, “We have a commitment to deliver underwriting results that outperform the insurance industry and that, combined with solid investment returns, will help to deliver superior book value appreciation over time.  At March 31, 2017, our book value per share increased to $16.43, compared to $16.21 at December 31, 2016. Our net income during the first quarter of 2017, as well as a modest increase in unrealized gains within our available-for-sale fixed-maturity and equity investment portfolios during the first quarter, contributed to the increase in our book value at March 31, 2017.”

Insurance Operations

Donegal Group is an insurance holding company whose insurance subsidiaries offer personal and commercial property and casualty lines of insurance in four Mid-Atlantic states (Delaware, Maryland, New York and Pennsylvania), three New England states (Maine, New Hampshire and Vermont), seven Southern states (Alabama, Georgia, North Carolina, South Carolina, Tennessee, Virginia and West Virginia) and seven Midwestern states (Indiana, Iowa, Michigan, Nebraska, Ohio, South Dakota and Wisconsin).

	Three Months Ended March 31,
	2017	2016	% Change
	(dollars in thousands)

Net Premiums Written
Personal lines:
Automobile	$61,292	$55,054	11.3%
Homeowners	25,591	25,882	-1.1
Other	4,728	4,351	8.7
Total personal lines	91,611	85,287	7.4
Commercial lines:
Automobile	26,835	22,911	17.1
Workers' compensation	33,484	31,030	7.9
Commercial multi-peril	30,030	28,453	5.5
Other	2,541	2,394	6.1
Total commercial lines	92,890	84,788	9.6
Total net premiums written	$184,501	$170,075	8.5%

The 8.5% increase in the Company’s net premiums written for the first quarter of 2017 compared to the first quarter of 2016, as shown in the table above, represents the combination of 9.6% growth in commercial lines net premiums written and 7.4% growth in personal lines net premiums written. The $14.4 million growth in net premiums written for the first quarter of 2017 compared to the first quarter of 2016 included:

  $8.1 million in commercial lines premiums that the Company attributes primarily to new commercial accounts the Company’s insurance subsidiaries have written throughout their operating regions and a continuation of modest renewal premium increases.
  $6.3 million in personal lines premiums that the Company attributes to a combination of new policy growth and premium rate increases the Company has implemented over the past four quarters, partially offset by higher reinsurance reinstatement premiums.

The Company renewed the majority of its reinsurance programs effective January 1, 2017 with no substantive changes to its reinsurance premium rates or coverage levels for 2017 compared to 2016.

The following table presents comparative details with respect to our GAAP and statutory combined ratios for the three months ended March 31, 2017 and 2016:

	Three Months Ended
	March 31,
	2017	2016

GAAP Combined Ratios (Total Lines)
Loss ratio (non-weather)	59.3%	55.9%
Loss ratio (weather-related)	8.4	4.4
Expense ratio	33.2	33.2
Dividend ratio	0.5	0.5
Combined ratio	101.4%	94.0%

Statutory Combined Ratios
Personal Lines:
Automobile	104.7%	99.8%
Homeowners	106.1	91.0
Other	89.6	82.2
Total personal lines	104.0	95.6
Commercial Lines:
Automobile	107.0	101.8
Workers' compensation	80.8	86.5
Commercial multi-peril	105.9	84.7
Total commercial lines	94.4	88.0
Total lines	99.6%	92.1%

Jeffrey D. Miller, Executive Vice President and Chief Financial Officer of Donegal Group Inc., commented, “We were pleased with the performance of our workers’ compensation line of business, which produced an excellent 80.8% statutory combined ratio for the first quarter of 2017.  Weather-related losses adversely impacted our underwriting results for our homeowners and commercial multi-peril lines of business during the first quarter of 2017, primarily attributable to numerous wind and hail events in our Mid-Atlantic, Midwestern and Southern regions. None of these weather-related events caused insured losses that exceeded our $5.0 million external catastrophe reinsurance retention amount, but the cumulative impact of numerous smaller storm systems was far greater than our historical first-quarter average for weather-related losses.  Intercompany catastrophe reinsurance with Donegal Mutual Insurance Company capped the financial impact of losses from two of these wind and hail events and resulted in reinsurance reinstatement premiums of $2.0 million during the first quarter of 2017.”

For the first quarter of 2017, the Company’s statutory loss ratio1 increased to 67.9%, compared to 60.2% for the first quarter of 2016.  Weather-related losses of $14.3 million for the first quarter of 2017, or 8.4 percentage points of the Company’s loss ratio, increased from the $6.9 million, or 4.4 percentage points of the Company’s loss ratio, for the first quarter of 2016. Weather-related loss activity for the first quarter of 2017 significantly exceeded the Company's five-year average of $8.3 million for first-quarter weather-related losses.

Large fire losses, which the Company defines as individual fire losses in excess of $50,000, for the first quarter of 2017 were $5.9 million, or 3.5 percentage points of the Company’s loss ratio.  That amount was in line with the large fire losses of $5.8 million, or 3.7 percentage points of the Company’s loss ratio, for the first quarter of 2016.

The Company’s statutory expense ratio1 was 31.1% for the first quarter of 2017, compared to 31.3% for the first quarter of 2016.  The decrease in the Company's statutory expense ratio reflected lower underwriting-based incentive costs for the first quarter of 2017.

Investment Operations

Donegal Group’s investment strategy is to generate an appropriate amount of after-tax income on its invested assets while minimizing credit risk through investment in high-quality securities. As a result, the Company had invested 89.8% of its consolidated investment portfolio in diversified, highly rated and marketable fixed-maturity securities at March 31, 2017.

	March 31, 2017		December 31, 2016
	Amount	%	Amount	%
	(dollars in thousands)
Fixed maturities, at carrying value:
U.S. Treasury securities and obligations of U.S.
government corporations and agencies	$102,081	10.6%	$99,970	10.6%
Obligations of states and political subdivisions	303,806	31.6	308,876	32.7
Corporate securities	193,323	20.1	179,011	18.9
Mortgage-backed securities	264,255	27.5	263,319	27.8
Total fixed maturities	863,465	89.8	851,176	90.0
Equity securities, at fair value	48,601	5.1	47,088	5.0
Investments in affiliates	38,186	4.0	37,885	4.0
Short-term investments, at cost	10,268	1.1	9,371	1.0
Total investments	$960,520	100.0%	$945,520	100.0%

Average investment yield	2.4%		2.5%
Average tax-equivalent investment yield	2.9%		3.0%
Average fixed-maturity duration (years)	4.4		4.5

Net investment income of $5.8 million for the first quarter of 2017 increased 3.8% compared to $5.5 million in net investment income for the first quarter of 2016. The increase in net investment income reflected primarily an increase in average invested assets relative to the prior-year first quarter. Net realized investment gains, primarily from sales of equity securities, were $2.5 million for the first quarter of 2017, compared to $470,941 for the first quarter of 2016. The Company had no impairments in its investment portfolio that it considered to be other than temporary during the first quarter of 2017 or 2016.

Definitions of Non-GAAP and Operating Measures

The Company prepares its consolidated financial statements on the basis of GAAP. The Company’s insurance subsidiaries also prepare financial statements based on statutory accounting principles state insurance regulators prescribe or permit (“SAP”). In addition to using GAAP-based performance measurements, the Company also utilizes certain non-GAAP financial measures that it believes provide value in managing its business and for comparison to the financial results of its peers. These non-GAAP measures are operating income and statutory combined ratio.

Operating income is a non-GAAP financial measure investors in insurance companies commonly use. The Company defines operating income as net income excluding after-tax net realized investment gains or losses. Because the Company’s calculation of operating income may differ from similar measures other companies use, investors should exercise caution when comparing the Company’s measure of operating income to the measure of other companies.

The following table provides a reconciliation of the Company's net income to the Company's operating income for the periods indicated:

	Three Months Ended March 31,
	2017	2016	% Change
	(dollars in thousands, except per share amounts)

Reconciliation of Net Income
to Operating Income
Net income	$5,105	$11,849	-56.9%
Realized gains (after tax)	(1,657)	(306)	441.5%
Operating income	$3,448	$11,543	-70.1%

Per Share Reconciliation of Net
Income to Operating Income
Net income – Class A (diluted)	$0.18	$0.46	-60.9%
Realized gains (after tax)	(0.06)	(0.02)	200.0%
Operating income – Class A	$0.12	$0.44	-72.7%

Net income – Class B	$0.17	$0.42	-59.5%
Realized gains (after tax)	(0.05)	(0.01)	400.0%
Operating income – Class B	$0.12	$0.41	-70.7%

The statutory combined ratio is a non-GAAP standard measurement of underwriting profitability that is based upon amounts determined under SAP. The statutory combined ratio is the sum of:

  the statutory loss ratio, which is the ratio of calendar-year incurred losses and loss expenses, excluding anticipated salvage and subrogation recoveries, to premiums earned;
  the statutory expense ratio, which is the ratio of expenses incurred for net commissions, premium taxes and underwriting expenses to premiums written; and
  the statutory dividend ratio, which is the ratio of dividends to holders of workers’ compensation policies to premiums earned.

The statutory combined ratio does not reflect investment income, federal income taxes or other non-operating income or expense. A statutory combined ratio of less than 100% generally indicates underwriting profitability.

Conference Call and Webcast

The Company will hold a conference call and webcast on Wednesday, April 19, 2017, beginning at 11:00 A.M. Eastern Time. You may listen via the Internet by accessing the webcast link on the Company’s web site at http://investors.donegalgroup.com. A replay of the conference call will also be available via the Company’s website.

About the Company

Donegal Group is an insurance holding company. The insurance subsidiaries of Donegal Group and Donegal Mutual Insurance Company conduct business together as the Donegal Insurance Group. The Company’s Class A common stock and Class B common stock trade on the NASDAQ Global Select Market under the symbols DGICA and DGICB, respectively. As an effective acquirer of small to medium-sized “main street” property and casualty insurers, Donegal Group has grown profitably over the last three decades. The Company continues to seek opportunities for growth while striving to achieve its longstanding goal of outperforming the property and casualty insurance industry in terms of service, profitability and book value growth.

The Company owns 48.2% of the outstanding stock of Donegal Financial Services Corporation (“DFSC”). DFSC owns all of the outstanding stock of Union Community Bank (“UCB”). The Company accounts for its investment in DFSC using the equity method of accounting. Donegal Mutual Insurance Company owns the remaining 51.8% of the outstanding stock of DFSC.

Safe Harbor

We base all statements contained in this release that are not historic facts on our current expectations. These statements are forward-looking in nature (as defined in the Private Securities Litigation Reform Act of 1995) and involve a number of risks and uncertainties. Actual results could vary materially. Factors that could cause actual results to vary materially include: our ability to maintain profitable operations, the adequacy of the loss and loss expense reserves of our insurance subsidiaries, business and economic conditions in the areas in which our insurance subsidiaries operate, interest rates, competition from various insurance and other financial businesses, terrorism, the availability and cost of reinsurance, adverse and catastrophic weather events, legal and judicial developments, changes in regulatory requirements, our ability to integrate and manage successfully the insurance companies we may acquire from time to time and other risks we describe from time to time in the periodic reports we file with the Securities and Exchange Commission. You should not place undue reliance on any such forward-looking statements. We disclaim any obligation to update such statements or to announce publicly the results of any revisions that we may make to any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements.

Donegal Group Inc.
Consolidated Statements of Income
(unaudited; in thousands, except share data)

	Quarter Ended March 31,
	2017	2016

Net premiums earned	$169,156	$158,475
Investment income, net of expenses	5,755	5,547
Net realized investment gains	2,549	471
Lease income	142	178
Installment payment fees	1,136	1,363
Equity in earnings of DFSC	233	35
Total revenues	178,971	166,069

Net losses and loss expenses	114,433	95,578
Amortization of deferred acquisition costs	27,683	25,956
Other underwriting expenses	28,489	26,638
Policyholder dividends	834	832
Interest	364	408
Other expenses	443	638
Total expenses	172,246	150,050

Income before income tax expense	6,725	16,019
Income tax expense	1,620	4,170

Net income	$5,105	$11,849

Net income per common share:
Class A - basic	$0.19	$0.46
Class A - diluted	$0.18	$0.46
Class B - basic and diluted	$0.17	$0.42

Supplementary Financial Analysts' Data

Weighted-average number of shares
outstanding:
Class A - basic	21,544,864	20,544,741
Class A - diluted	22,625,578	20,815,540
Class B - basic and diluted	5,576,775	5,576,775

Net premiums written	$184,501	$170,075

Book value per common share
at end of period	$16.43	$16.29

Annualized return on average equity	4.6%	11.4%

Donegal Group Inc.
Consolidated Balance Sheets
(in thousands)

	March 31,	December 31,
	2017	2016
	(unaudited)

ASSETS
Investments:
Fixed maturities:
Held to maturity, at amortized cost	$352,296	$336,101
Available for sale, at fair value	511,169	515,075
Equity securities, at fair value	48,601	47,088
Investments in affiliates	38,186	37,885
Short-term investments, at cost	10,268	9,371
Total investments	960,520	945,520
Cash	33,656	24,587
Premiums receivable	169,303	159,390
Reinsurance receivable	269,804	263,028
Deferred policy acquisition costs	58,364	56,309
Prepaid reinsurance premiums	131,682	124,256
Other assets	39,864	50,041
Total assets	$1,663,193	$1,623,131

LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities:
Losses and loss expenses	$620,849	$606,665
Unearned premiums	488,827	466,055
Accrued expenses	19,071	28,247
Borrowings under lines of credit	69,000	69,000
Subordinated debentures	5,000	5,000
Other liabilities	13,735	9,549
Total liabilities	1,216,482	1,184,516
Stockholders' equity:
Class A common stock	246	245
Class B common stock	56	56
Additional paid-in capital	239,690	236,852
Accumulated other comprehensive loss	(1,907)	(2,254)
Retained earnings	249,852	244,942
Treasury stock	(41,226)	(41,226)
Total stockholders' equity	446,711	438,615
Total liabilities and stockholders' equity	$1,663,193	$1,623,131

For Further Information:
Jeffrey D. Miller, Executive Vice President & Chief Financial Officer
Phone: (717) 426-1931
E-mail: investors@donegalgroup.com